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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

             IPC HOLDINGS, LTD. REPORTS SECOND QUARTER 2005 RESULTS

                                                                Quarter ended                     Six months ended
                                                                   June 30,                           June 30,
                                                            --------------------                ---------------------
                                                            2005            2004                2005             2004
                                                            ----            ----                ----             ----
                                                         (unaudited)     (unaudited)         (unaudited)      (unaudited)
                                                                       Expressed in thousands of United
                                                                                 States dollars,
                                                                            except per share amounts
NET INCOME                                            $     64,050      $     74,148      $    108,005     $    147,776

Adjustment for net realized (gains) losses                  (1,032)           (2,002)            2,178           (7,665)
                                                      ------------      ------------      ------------     ------------
NET OPERATING INCOME                                  $     63,018      $     72,146      $    110,183     $    140,111
                                                      ------------      ------------      ------------     ------------

Basic net income per common share                     $       1.32      $       1.54      $       2.23     $       3.06
Diluted net income per common share                   $       1.32      $       1.53      $       2.23     $       3.06

Net operating income per common share (diluted)       $       1.30      $       1.49      $       2.28     $       2.90

Weighted average number of common share - basic         48,348,475        48,274,276        48,339,644       48,262,050
Weighted average number of common share - diluted       48,426,669        48,354,678        48,427,884       48,355,325

PEMBROKE, BERMUDA, July 26, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended June 30, 2005 of $64.1 million, or $1.32 per share, compared to $74.1 million, or $1.53 per share, for the second quarter of 2004. For the six months ended June 30, 2005, net income was $108.0 million, or $2.23 per share, compared to $147.8 million, or $3.06 per share, in the corresponding period in 2004.

NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. "Net operating income" and its per share equivalent, as used herein, differ from "net income" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, is net income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

For the quarter ended June 30, 2005, our net operating income was $63.0 million, or $1.30 per share, compared to $72.1 million, or $1.49 per share for the second quarter of 2004. For the six months ended June 30, 2005 net operating income was $110.2 million, or $2.28 per share, compared to $140.1 million, or $2.90 per share, in the corresponding period of 2004.

President and Chief Executive Officer Jim Bryce commented: "We are heartened by the continued discipline of underwriters in our market, where conditions continue to be healthy, with the property catastrophe segment of the reinsurance industry holding up the best of all segments. Clearly the active start to the hurricane season, with five named storms and two major hurricanes by mid-July, should help maintain the resolve of underwriters. This was reflected in July 1 renewals, where pricing generally held firm, and loss-impacted contracts saw rate increases of between 15% and 25%. Demand remains high, spurred on by exposure modeling, rating agency requirements, issues surrounding finite reinsurance and an active hurricane season. There is still pressure on financial strength ratings as a result of legacy issues, predominantly U.S. casualty business, which is clearly not a problem that impacts IPCRe. The demand for quality security continues, with fewer and fewer highly rated companies to meet that demand."

In the quarter ended June 30, 2005, we wrote gross premiums of $87.0 million, compared to $72.9 million in the second quarter of 2004, an increase of 19.3%. In the second quarter of 2005 we wrote new business of $4.3 million, which more than offset business that we did not renew, which totalled $2.7 million. The effect of changes to business written for existing clients, which includes changes to program structure and/or renewal dates, as well as pricing and changes to foreign exchange rates, was a $6.6 million increase in the second quarter of 2005, compared to the corresponding period of 2004. Reinstatement premiums were $7.5 million in the second quarter of 2005, compared to $(0.2) million in the second quarter of 2004, due to the significantly higher level of incurred losses. However, excess of loss premium adjustments were $1.8 million less in the quarter ended June 30, 2005, compared to the second quarter of 2004. For the six months ended June 30, 2005, we wrote gross premiums of $292.8 million, compared to $283.1 million, an increase of 3.5%. New business in the period totalled $20.5 million, offsetting business not renewed totalling $15.4 million. Reinstatement premiums for the six months to June 30, 2005 totalled $10.7 million, compared to $3.1 million in the corresponding period of 2004. Similarly, adjustment premiums in the period were $3.0 million, compared to $7.6 million for the corresponding period in 2004.

In the second quarter of 2005, we ceded $9.4 million of premiums to our retrocessional facilities, compared with $6.4 million for the quarter ended June 30, 2004. The actual contracts ceded are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter. For the six months ended June 30, 2005, we ceded $18.5 million to our retrocessional facilities, compared to $16.6 million of ceded premium in the corresponding period of 2004.

We earned net premiums of $87.1 million in the second quarter of 2005, compared to $78.1 million in the second quarter of 2004, an increase of 11.5%, which is proportionate with the increase in written premiums, combined with the decrease in adjustment premiums, which are fully earned when written. For the six months ended June 30, 2005 net earned premiums were $169.2 million, compared to $161.7 million in the corresponding period of 2004, an increase of 4.6%.

We earned net investment income of $14.9 million in the quarter ended June 30, 2005, compared to $14.1 million in the second quarter of 2004. In the second quarter of 2005 we benefitted from a dividend of $0.7 million from the fund of hedge funds in which we invest. By comparison, we received a dividend of $2.6 million from this investment. Such dividends will be declared periodically, provided the performance of the fund is positive. We also benefitted from a small but positive increase in the average yield of our fixed income investment portfolio. For the six months ended June 30, 2005 net investment income was $32.4 million, compared to $25.6 million in the corresponding period of 2004. Dividends from our investments in equity and hedge funds totaled $5.6 million in the six months ended June 30, 2005, compared to $3.0 million in the corresponding period of 2004. In addition, we benefitted from an 11.6% increase in the balance of invested assets, as well as the improvement in the average yield on our fixed income portfolio noted above.

We realized a net gain of $1.0 million from the sale of investments in the quarter ended June 30, 2005, compared to $2.0 million of net gains in the second quarter of 2004. Generally, net realized gains and losses fluctuate from period to period, depending on the individual securities sold. For the six months ended June 30, 2005 we realized a net loss of $2.2 million from the sale of investments, compared to a net gain of $7.7 million in the corresponding period in 2004.

In the quarter ended June 30, 2005, we incurred net losses and loss adjustment expenses of $24.4 million, compared to $4.9 million for the second quarter of 2004. Our losses in the second quarter of 2005 included $15.3 million of development from the hurricanes which made landfall in Florida in the third quarter of last year, primarily as a result of three cedents significantly revising their loss estimates in the quarter, $6.0 million for the Suncor energy loss from January, 2005, as well as reserves established for pro rata treaty business. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 28.1% for the quarter ended June 30, 2005, compared to 6.2% for the second quarter of 2004. For the six months ended June 30, 2005 our incurred net losses and loss adjustment expenses totalled $62.4 million, compared to $18.4 million for the corresponding six months of 2004. In addition to the losses mentioned above, we incurred losses from cyclone Erwin in January ($20.0 million), and the south-east Pacific Tsunami from late December, 2004 ($8.0 million). Our loss ratio for the six month period ended June 30, 2005 was 36.9%, compared to 11.4% for the corresponding period of 2004.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.4 million for the second quarter of 2005, compared to $8.4 million in the second quarter of 2004. These costs have not changed proportionately to the increase in earned premiums, primarily because of a number of contracts written in the first quarter of 2005 where the fee or brokerage is being paid by the ceding company. In addition, we benefitted from a reduction in profit commissions accrued on a contract where we have established a new loss reserve for a prior year event. For the six months ended June 30, 2005 net acquisition costs were $16.6 million, compared to $18.1 million in the corresponding period of 2004. The reasons for the reduction are as described above.

General and administrative expenses totaled $5.8 million in the second quarter of 2005, compared to $5.7 million in the second quarter of 2004. The increase is the result of service fees incurred which are based on earned premiums, and professional fees, offset by savings in a number of operating expense categories. For the six months ended June 30, 2005 general and administrative expenses were $11.8 million, compared to $10.7 million in the corresponding period of 2004. In addition to the increases in administrative service fees and professional fees noted above, the expense for letters of credit provided to our U.S. cedents is significantly higher in 2005, because of the increased level of loss reserves collateralized. There has also been a small increase in compensation expense.

Our expense ratio, which is the ratio of net acquisition costs plus general and administrative expenses to net premiums earned, was 16.3% for the second quarter of 2005, compared to 18.0% for the second quarter of 2004. For the six months ended June 30, 2005 our expense ratio was 16.7%, compared to 17.8% for the corresponding period of 2004.

On July 26, 2005, the Board of Directors declared a quarterly dividend of $0.24 per share, payable on September 22, 2005, to shareholders of record on September 6, 2005.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, July 27, 2005. This conference call will be broadcast simultaneously on the internet which can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Wednesday, August 3, 2005.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

    CONTACT:     JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                 JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                 TELEPHONE: 441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)


                                                              As of             As of
                                                         June 30, 2005    December 31, 2004
                                                         -------------    -----------------
ASSETS:                                                   (unaudited)

Fixed maturity investments:
  Available for sale, at fair value                       $ 1,485,382      $ 1,444,576
Equity investments, available for sale, at fair value         426,002          428,620
Cash and cash equivalents                                      35,953           27,898
Reinsurance premiums receivable                               180,249           85,086
Deferred premiums ceded                                        12,612            4,558
Losses and loss adjustment expenses recoverable                 4,385            5,006
Accrued investment income                                      17,016           20,695
Deferred acquisition costs                                     19,642            8,424
Prepaid expenses and other assets                               5,968            3,427
                                                          -----------      -----------
   TOTAL ASSETS                                           $ 2,187,209      $ 2,028,290
                                                          ===========      ===========


LIABILITIES:

Reserve for losses and loss adjustment expenses           $   232,536      $   274,463
Unearned premiums                                             181,731           68,465
Reinsurance premiums payable                                   12,600            3,387
Deferred fees and commissions                                   4,001            1,475
Accounts payable and accrued liabilities                       13,798           12,061
                                                          -----------      -----------
   TOTAL LIABILITIES                                          444,666          359,851
                                                          -----------      -----------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value
U.S.$0.01)                                                        484              484
Additional paid-in capital                                    856,851          854,797
Deferred stock grant compensation                              (3,115)          (2,899)
Retained earnings                                             809,456          724,907
Accumulated other comprehensive income                         78,867           91,150
                                                          -----------      -----------
  TOTAL SHAREHOLDERS' EQUITY                                1,742,543        1,668,439
                                                          -----------      -----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 2,187,209      $ 2,028,290
                                                          ===========      ===========

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                (Expressed in thousands of United States dollars)


                                                 Quarter ended June 30,         Six months ended June 30,
                                               -------------------------       -------------------------
                                                  2005            2004            2005            2004
                                               ---------       ---------       ---------       ---------
REVENUES:                                     (unaudited)     (unaudited)     (unaudited)     (unaudited)

Gross premiums written                         $  86,994       $  72,906       $ 292,835       $ 283,063
Premiums ceded                                    (9,433)         (6,384)        (18,456)        (16,563)
                                               ---------       ---------       ---------       ---------
Net premiums written                              77,561          66,522         274,379         266,500
Change in unearned premium reserve, net            9,568          11,623        (105,212)       (104,794)
                                               ---------       ---------       ---------       ---------
Net premiums earned                               87,129          78,145         169,167         161,706
Net investment income                             14,857          14,082          32,372          25,645
Net realized gains (losses) on investments         1,032           2,002          (2,178)          7,665
Other income                                       1,027             906           2,136           1,822
                                               ---------       ---------       ---------       ---------
                                                 104,045          95,135         201,497         196,838
                                               ---------       ---------       ---------       ---------

EXPENSES:

Net losses and loss adjustment expenses           24,434           4,860          62,370          18,408
Net acquisition costs                              8,440           8,359          16,562          18,099
General and administrative expenses                5,778           5,666          11,794          10,746
Net exchange loss                                  1,343           2,102           2,766           1,809
                                               ---------       ---------       ---------       ---------
                                                  39,995          20,987          93,492          49,062
                                               ---------       ---------       ---------       ---------

NET INCOME                                     $  64,050       $  74,148       $ 108,005       $ 147,776
                                               =========       =========       =========       =========

Loss and loss expense ratio (1)                     28.1%            6.2%           36.9%           11.4%
Expense ratio (2)                                   16.3%           18.0%           16.7%           17.8%
Combined ratio (Sum of 1 + 2)                       44.4%           24.2%           53.6%           29.2%